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                                                                   Exhibit 10.31

                         RESTAURANT MANAGEMENT AGREEMENT

     This Restaurant Management Agreement (the "AGREEMENT") is effective as of August 1, 2004, between PORTLAND BREWING CO., ("PBC") and PYRAMID BREWERIES INC. ("PMID").

                                    RECITALS

A. PBC is lessee in possession of the property commonly known as the Alehouse, located at 2730 NW 31st Avenue Portland, OR 97210, sometimes referred to herein as "the Alehouse," under that certain sublease dated effective August 1, 2004 (the "Sublease").

B. PBC holds the licenses and legal authority to operate and manage the Alehouse, including operation of a brewpub offering full food and beverage service to the guests and patrons of the Alehouse, under the laws of the State of Oregon, and any all implementing rules and regulations pertaining thereto (collectively, "LIQUOR LAWS").

                              TERMS AND CONDITIONS

1.   Management.

     1.1. PBC hereby retains PMID to supply staffing and on-site management of the Alehouse for PBC's dispensing alcoholic beverages at the Premises in compliance with all Liquor Laws. This Agreement shall extend to all areas covered by any beverage license of PBC at the Alehouse (the "PREMISES").

     1.2. PMID shall keep adequate books and records in connection with all business operations conducted on or from the Alehouse, and PBC may inspect such books and records at reasonable times during PMID's office business hours.

2.   Term; termination.

     2.1. The term of this Agreement shall be for five (5) years, and shall continue thereafter from year to year unless terminated as herein provided. Either party may terminate this Agreement upon thirty (30) days' prior written notice to the other, with or without cause.

     2.2. If either party breaches a provision of this Agreement, the non-defaulting party may terminate the Agreement upon written notice to the defaulting party.

     2.3. This agreement shall automatically terminate, without notice, upon expiration or earlier termination of the Sublease.

     2.4. This agreement shall automatically terminate upon the issuance to PMID of a license to operate a restaurant on the premises, but PMID shall not hold any license incompatible with the Sublease, or the Sublease (Brewery) and the Equipment Lease dated as of the date of this agreement.

3. Use of premises. PMID shall have the right to come upon the Premises solely to manage PBC's operation of the Alehouse. PBC reserves the right to conduct its normal business activities on the Premises and to use the Premises for any purpose it deems advisable that is consistent with the Sublease. PBC shall have and maintain the exclusive control over the transportation, storage, distribution, possession, sale and service of all alcoholic beverages purchased, stored or sold at the Alehouse.

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4.   Insurance.

     4.1. PBC will furnish adequate public liability insurance and property damage insurance as it deems necessary or advisable to adequately protect against loss or damage from the claims of all persons who may be in, on or about the Premises, by the consent or sufferance of PMID or PBC. PMID shall reimburse PBC for the full cost of such insurance.

     4.2. Each party shall be solely responsible for its own acts and activities. PMID shall, using its own business judgment as to means, provide first-class management of PBC's operations at the Premises, and shall not act or hold itself out as an agent, joint venturer, or partner of PBC, or in any other capacity empowering it to bind PBC nor shall PBC act or hold itself out as an agent, joint venturer, or partner of PMID, or in any other capacity empowering it to bind PMID.

5.   Compensation.

     5.1. For all performance undertaken by PMID hereunder, PMID may retain for its own account twenty-five percent (25%) of Gross Receipts from PBC's operations at the Premises.

     5.2. "GROSS RECEIPTS" means revenues from the sales of food, alcoholic beverages and merchandise sold by PBC on the Premises, not including any taxes now or hereafter imposed upon, or measured by, such sales. PMID shall maintain and make available at all reasonable times to PBC customary and necessary records of all PBC's sales upon the Premises, retaining such records for at least four (4) years.

6. Notice. All notices required under this Agreement shall be sent by certified U.S. mail to the parties addresses set out below:

     PBC:            Portland Brewing Co.
                     2730 NW 31st Ave
                     Portland, OR 97210

     With a copy to: Schwabe Williamson & Wyatt, P.C.
                     1211 SW Fifth Ave., Suites 1500-1900
                     Portland, OR 97204-3795
                     Attn: Darius Hartwell

     PMID:           Pyramid Breweries, Inc.
                     91 S. Royal Brougham Way
                     Seattle, WA 98134

7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted herein or by law.

8. Choice of Law. This instrument shall be construed under and in accordance with the laws of Oregon applicable to contracts made and principally to be performed in said state, and all obligations of the parties created hereunder are performable in Portland, Oregon.

9. Waiver. No waiver by the parties hereto of any default or breach of any term, condition, or

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     covenant of this Agreement shall be deemed a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

10. Signatures. This instrument may be executed by the signing of counterparts. If each of the parties signs at least one counterpart, the counterpart instruments shall be treated as a binding contract.

Executed: February 14, 2006

                                        PYRAMID BREWERIES, INC.


                                        ----------------------------------------
                                        By: John Lennon
                                        Its: President and Chief Executive
                                             Officer


                                        PORTLAND BREWING COMPANY


                                        ----------------------------------------
                                        By: R. Scott MacTarnahan
                                        Its: President